UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated July 31, 2003.

Item 12.	Results of Operations and Financial Condition.

The Mohegan Tribal Gaming Authority today released a press release announcing its operating results for the third quarter ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release and related information may also be found on the Authority’s website at www.mohegansun.com, under “About Us/Investor Relations.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: July 31, 2003	By:	/s/ MARK F. BROWN
Mark F. Brown Chairman, Management Board

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated July 31, 2003.